Exhibit 99.1

Enveric Biosciences Expands IP Portfolio with New U.S. Patent for Novel Carboxylated Psilocybin Derivatives Supporting its EVM301 Series of Drug Candidates

Claims to novel composition of matter and pharmaceutical drug formulations encompass EVM301 Series of drug candidates, targeting various difficult-to-treat mental health disorders by promoting neuroplasticity without inducing hallucinations

CAMBRIDGE, Mass., September 20, 2023 – Enveric Biosciences (NASDAQ: ENVB) (“Enveric” or the “Company”), a biotechnology company dedicated to the development of novel neuroplastogenic small-molecule therapeutics for the treatment of depression, anxiety and addiction disorders, today announced that the United States Patent and Trademark Office issued U.S. Patent No. 11,752,130, titled “Carboxylated Psilocybin Derivatives and Methods of Using,” pertaining to the Company’s EVM301 Series of molecules being developed as potential treatments for mental health disorders.

This new patent, issued September 12, 2023, provides Enveric with intellectual property rights with claims to novel compositions and pharmaceutical drug formulations for a family of carboxylated derivatives of tryptamine-based drug candidates. The Company expects the patent to further strengthen and add value to Enveric’s EVM301 Series of compounds, which are undergoing lead optimization and preclinical candidate characterization procedures. Enveric’s EVM301 Series encompasses new chemical entity tryptamine derivatives designed to engage the serotonin 5HT2a receptor and other neurotransmitter receptors with the intent to promote neuroplasticity and therapeutic benefit without inducing hallucinatory effects.

“Our EVM301 Series consists of small molecule therapies designed with the intent to enhance neuroplasticity while reducing or eliminating hallucinations associated with other psychedelic or psychedelic-inspired agents,” said Joseph Tucker, Ph.D., Director and CEO of Enveric. “This unique design could be potentially game-changing in the treatment of depression and anxiety as it offers the opportunity to administer psilocybin-derived medications without the requirement for a healthcare professional to observe during dosing. We believe this could greatly enhance the commercial opportunity of EVM301 Series-based therapies, benefiting patients and healthcare systems broadly by reducing the need for costly and time-intensive requirements for supervision throughout the treatment. For these reasons, Enveric is seeking to build a robust intellectual property portfolio for our EVM301 Series with this U.S. patent providing a critical IP cornerstone.”

About Enveric Biosciences

Enveric Biosciences (NASDAQ: ENVB) is a biotechnology company dedicated to the development of novel neuroplastogenic small-molecule therapeutics for the treatment of depression, anxiety, and addiction disorders. Leveraging its unique discovery and development platform, The Psybrary™, Enveric has created a robust Intellectual Property portfolio of New Chemical Entities for specific mental health indications. Enveric’s lead program, the EVM201 Series, comprises next generation synthetic prodrugs of the active metabolite, psilocin. Enveric is developing the first product from the EVM201 Series – EB-373 – for the treatment of psychiatric disorders. Enveric is also advancing its second program, the EVM301 Series, expected to offer a first-in-class, new approach to the treatment of difficult-to-address mental health disorders, mediated by the promotion of neuroplasticity without also inducing hallucinations in the patient. Enveric is headquartered in Naples, FL with offices in Cambridge, MA, and Calgary, AB Canada. For more information, please visit www.enveric.com.

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans,” “expects” or “does not expect,” “proposed,” “is expected,” “budgets,” “scheduled,” “estimates,” “forecasts,” “intends,” “anticipates” or “does not anticipate,” or “believes,” or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. Forward-looking statements may include historical statements and statements regarding beliefs, plans, expectations, or intentions regarding the future and are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the ability of Enveric to: carry out successful clinical programs in Australia; achieve the value creation contemplated by technical developments; avoid delays in planned clinical trials; establish that potential products are efficacious or safe in preclinical or clinical trials; establish or maintain collaborations for the development of therapeutic candidates; obtain appropriate or necessary governmental approvals to market potential products; obtain future funding for product development and working capital on commercially reasonable terms; scale-up manufacture of product candidates; respond to changes in the size and nature of competitors; hire and retain key executives and scientists; secure and enforce legal rights related to Enveric’s products, including patent protection; identify and pursue alternative routes to capture value from its cannabinoid clinical development pipeline assets; continue as a going concern; and manage its future growth effectively.

A discussion of these and other factors, including risks and uncertainties with respect to Enveric, is set forth in Enveric’s filings with the Securities and Exchange Commission, including Enveric’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Enveric disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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